UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13255	43-1781797
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)
(314) 674-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP
     As previously reported, on December 17, 2003, Solutia Inc. (“Solutia”) and its fourteen U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Code (the ‘Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration and were assigned the lead case number 03-17949 (PCB).
     On November 29, 2007 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Fifth Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (as such plan was modified pursuant to the Confirmation Order), which was originally filed with the Bankruptcy Court on October 22, 2007 and supplemented by a plan supplement filed with the Bankruptcy Court on November 19, 2007 (as so modified and supplemented, the “Plan”). Copies of the Plan, the plan supplement and the related disclosure statement are filed as Exhibits 2.1, 2.2 and 2.3 hereto, respectively, and are incorporated herein by reference. On the Confirmation Date, Solutia issued a press release announcing the entry of the Confirmation Order by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
Material Terms of the Plan
     Under the Plan, Solutia will emerge from bankruptcy as an independent publicly-held company (the “Reorganized Solutia”) on the effective date of the Plan (the “Effective Date”). The Plan is based on a comprehensive settlement (the “Global Settlement”) reached with all of the major constituents in Solutia’s bankruptcy case, including the following parties (collectively, the “Stakeholders”): (i) Monsanto Company, a Delaware corporation (“Monsanto”), (ii) Pharmacia Corporation, formerly known as Monsanto Company (“Pharmacia”), (iii) the official committee of general unsecured creditors (the “Creditors’ Committee”), (iv) the official committee of equity security holders (the “Equity Committee”), (v) the official committee of retirees of the Debtors (the “Retirees’ Committee”), (vi) the ad hoc committee of holders of two series of unsecured public notes, the 2027 Notes and the 2037 Notes, issued prior to the commencement of the Chapter 11 Cases (the “Ad Hoc Notes Committee”), and (vii) the ad hoc committee of holders of trade claims in the Debtors (the “Ad Hoc Trade Committee”).
     In addition to distributions to be received by certain classes of creditors and common stockholders of Solutia, the Plan provides for a re-allocation of legacy liabilities between Monsanto and Solutia, and an underlying settlement with the Retirees’ Committee, the terms of which are set forth in the Monsanto Settlement Agreement and the Retiree Settlement Agreement, respectively, and incorporated into the Global Settlement. As part of the Global Settlement, Solutia, Monsanto, Noteholders controlling more than $300.1 million (at least 66.6%) in principal amount of the 2027 Notes and the 2037 Notes, the Creditors’ Committee, the Equity Committee and the Ad Hoc Trade Committee have executed an agreement in support of the Global Settlement and the Plan. The Global Settlement was approved by the Bankruptcy Court pursuant to the Confirmation Order.
     1. Resolution of Legacy Liabilities
     Under the Plan and the Monsanto Settlement Agreement, Monsanto has agreed, as between itself and Solutia, to accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility upon its spin-off from the Pharmacia in 1997 (the “Solutia Spin-off”) but which were never owned or operated by Solutia. This includes more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified. Monsanto will share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois. Remediation activities were funded by Monsanto during the pending bankruptcy for all of these properties not owned or operated by Solutia, with the exception of one off-site remediation project in Sauget, Illinois. The first $50 million of post-emergence remediation and cleanup costs will be funded by the proceeds of a rights offering to eligible general unsecured creditors and noteholders (the “Creditor Rights Offering”). Upon emergence, Reorganized Solutia will be responsible for the funding of these sites up to a total expenditure of $325 million. Thereafter, if needed, Monsanto and Reorganized Solutia will share responsibility equally, subject to Monsanto’s agreement to extend credit support to Reorganized Solutia in the event costs exceed $30 million in any year. Additionally, pursuant to the Monsanto Settlement Agreement, Monsanto will assume financial responsibility for all litigation relating to property damage, personal injury, products liability or premises liability or other damages related to asbestos, PCB, dioxin, benzene, vinyl chloride and other chemicals manufactured before the Solutia Spin-off. Monsanto’s funding of the environmental remediation activities and the resulting claim against Solutia which Monsanto has asserted, inclusive of the non-qualified, unliquidated and contingent components of their claim, are being resolved through the Plan. Reorganized Solutia will remain responsible for the environmental liabilities at sites that Solutia owned or operated after the Solutia Spin-off.
     2. Creditor and Common Stockholder Recoveries
     Overview
     To effectuate Solutia’s restructuring and emergence from bankruptcy as a viable company, the Plan provides for the treatment of claims of creditors and interests of equity holders. In satisfaction of creditor claims and stockholder interests, under the Plan: (1) certain of Solutia’s creditors will be paid in cash or have their claims reinstated on the Effective Date, as described in more details below; (2) 29,024,446 shares of common stock, par value $0.01 per share, of Reorganized Solutia (the “New Common Stock”) will be issued to Solutia’s general unsecured creditors and noteholders who hold the 2027 Notes and the 2037 Notes; (3) 1,221,492 shares of New Common Stock will be contributed to a trust for the benefit of Debtors’ retirees; (4) 597,500 shares of New Common Stock, representing 1% of the total New Common Stock, will be issued to holders of at least 175 shares of Solutia’s common stock that are currently outstanding (the “Old Common Stock”); (5) up to 18,749,062 shares of New Common Stock will be sold to general unsecured creditors and noteholders pursuant to the Creditor Rights Offering, which will be backstopped by certain noteholders and general unsecured creditors (the “Backstop Investors”) who will also have the option of purchasing up to 2,812,359 of such shares of New Common Stock underlying the Creditor Rights Offering; (6) 10,157,500 shares of New Common Stock, or 17% of the total New Common Stock, will be sold pursuant to a separate rights offering to holders of at least 11 shares of Old Common Stock (the “Equity Rights Offering”); and (7) Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia will (i) pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of New Common Stock that are not subscribed for in the Equity Rights Offering. The Plan further provides that each holder of at least 24 shares of Old Common Stock will be entitled to receive its pro rata share of five-year warrants (the “Warrants”) to purchase up to 7.5% of the New Common Stock at an exercise price of $29.70 per share, pursuant to the terms of a warrant agreement.
     In addition, the Plan provides that each holder of at least 107 shares of Old Common Stock will be entitled to purchase allowed general unsecured claims of less than $100,000 (subject to holders of such claims electing to sell their claims) for cash in an amount equal to 52.35% of the allowed amount of such claims, including the attendant right to participate in the rights offering available to holders of these claims.
     Only stockholders holding the requisite number of shares of the Old Common Stock enumerated above will be entitled to receive any distributions under the Plan or to participate in the relevant offering. Solutia is not required to make distributions of fractional shares of New Common Stock, rights under the rights offerings or Warrants.

     Classification and Treatment of Allowed Claims and Equity Interests
     The Plan classifies treatment of Allowed Claims and Equity Interests in the Debtors separately and provides different treatment for different classes of Allowed Claims and Equity Interests. The following table provides a summary of the distributions to Holders of Allowed Claims and Equity Interests under the Plan and is qualified in its entirety by reference to the Plan. The recoveries set forth below are projected recoveries and may change based upon changes in Allowed Claims and available proceeds. The recovery calculations set forth in the following table are based on the following assumptions: (i) a midpoint implied equity value for Reorganized Solutia of approximately $1.2 billion; (ii) a General Unsecured Claims pool of $342 million — the midpoint of Solutia’s estimated range for the ultimate aggregate amount of Allowed General Unsecured Claims; (iii) an exercise price in the Creditor Rights Offering at a discount of 33.33% to Solutia’s implied midpoint equity valuation; (iv) full subscription to the Creditor Rights Offering by participating parties; (v) full subscription by the Backstop Investors to the Backstop Pool; and (vi) that all recoveries are calculated net of the cost to acquire rights to be issued in the Creditor Rights Offering.

Estimated
Percentage Recovery
		Treatment of	Estimated Aggregated Amount of Allowed	of Allowed Claims
Class	Claim/Equity Interest	Claim/Equity Interest	Claims or Equity Interests	or Equity Interests
Class 1	Priority Non-Tax Claims	Unimpaired	$2.2 million	100%
Class 2	Secured Claims[1]	Unimpaired	$40-$50 million	100%
Class 3	Senior Secured Note Claims	Unimpaired[2]	$209.9 million[3]	100%
Class 4	Convenience Claims	Unimpaired	$1 to $2.5 million	100%[4]
Class 5	CPFilms Claims	Impaired	$8.4 million	100%
Class 6	NRD Claims	Unimpaired	Not applicable. NRD Claims will be Reinstated and paid in accordance with the terms of the Plan and the Monsanto Settlement Agreement.	See Section III.B.6 of the Plan.
Class 7	Insured Claims	Unimpaired	Not applicable. Holders of Insured Claims can recover against the applicable insurance policies.	See Section III.B.7 of the Plan.
Class 8	Tort Claims	Unimpaired	Not applicable. Tort Claims will be unaffected by Solutia’s Chapter 11 Cases and will be resolved in the ordinary course of business.	See Section III.B.8 of the Plan.
Class 9	Legacy Site Claims	Unimpaired	Not applicable. Monsanto is taking financial responsibility for Legacy Site Claims.	See Section III.B.9 of the Plan.
Class 10	Equity Interests in all Debtors other than Solutia	Unimpaired	Not applicable.	Not applicable.
Class 11	Monsanto Claim	Impaired	See Section VII.A.2(c) of this Disclosure Statement	See Section III.B.11 of the Plan.
Class 12	Noteholder Claims	Impaired	$455.4 million	88.4%[5]

				Estimated
				Percentage Recovery
		Treatment of	Estimated Aggregated Amount of Allowed	of Allowed Claims
Class	Claim/Equity Interest	Claim/Equity Interest	Claims or Equity Interests	or Equity Interests
Class 13	General Unsecured Claims	Impaired	$317 million to $367 million	83.1%
Class 14	Retiree Claim	Impaired	$35 million	69.8%[6]
Class 15	Pharmacia Claims	Impaired	Not applicable. See Note 13.[7]	Not applicable. See Note 13.
Class 16	Non-Debtor Intercompany Claims	Impaired	$108 million	40%
Class 17	Debtor Intercompany Claims	Impaired	$2.44 billion	0%
Class 18	Axio Claims	Impaired	Not applicable. Holders of Claims in Class 18 will receive no distribution under the Plan.	0%
Class 19	Security Claims	Impaired	Holders of Security Claims will receive their Pro Rata share of the Distribution provided to Holders of Equity Interests in Class 20.[8]	See Section III.B.19 of the Plan.
Class 20	Equity Interests in Solutia[9]	Impaired	Solely for purposes of tabulating votes to accept or reject the Plan in accordance with section 1126(d) of the Bankruptcy Code, each share of Old Common Stock of Solutia will be deemed to be worth $0.01.	See Section VII.A.2(i) of this Disclosure Statement.

Notes:
1.	Secured Claims include Claims premised upon mechanics’ liens and materialmen’s liens.
2.	Solutia believes that, because the Holders of the Senior Secured Notes will be paid in cash in full, the Senior Secured Notes Claims are Unimpaired by the terms of the Plan. In recognition of the Senior Secured Notes Trustee’s argument that the Senior Secured Notes are Impaired, and to preserve the rights of Solutia and the Senior Secured Notes Trustee, each of the Holders of the Senior Secured Notes will be provided with a provisional Ballot allowing Holders to cast a vote regarding the Plan in the aggregate amount of $223 million. Notably, the Senior Secured Note Claims are classified as Claims against Solutia and the Senior Secured Notes Guarantors. Thus, if the Senior Secured Notes are determined by the Bankruptcy Court to be Impaired, the votes shall apply to Solutia and each of the Senior Secured Notes Guarantors. If the Senior Secured Notes Claims are determined by the Bankruptcy Court to be Unimpaired, the provisional Ballots will be disregarded and of no effect. For a further discussion regarding the Impairment dispute, see Section VIII.G.2 of the Plan.
3.	Assumes an Effective Date of December 31, 2007 (however, Solutia currently expects the Effective Date to occur in early 2008). For a discussion regarding the dispute regarding the Allowed amount of the Senior Secured Note Claims, see Section VIII.G.2 of the Plan.
4.	See Section III.B.4 of the Plan.

5.	The recovery for the Noteholder Claims will be reduced by the imposition of the Prepetition Indenture Charging Lien, which allows the Prepetition Indenture Trustee to recover its fees and expenses, including attorney and other professional fees, from the Noteholders, because the fees and expenses of the Prepetition Indenture Trustee will not be paid in full by the Debtors. However, the Global Settlement allows for the payment of $8 million in the aggregate of the reasonable fees and expenses of the professionals of the Ad Hoc Notes Committee and the Prepetition Indenture Trustee as described in Section V.B.13 of the Plan, which may defray some of this cost.
6.	The estimated recovery for the Retiree Claim does not include the future value of retiree, medical, life and disability benefits to be provided by Reorganized Solutia. The Retirees will not participate in the Rights Offering. Proceeds from the later sale of the New Common Stock distributed on account of the Retiree Claim will help to ensure that Reorganized Solutia is able to meet its future obligations to Retirees under the Retiree Settlement; the value of the New Common Stock therefore does not limit Reorganized Solutia’s commitment to provide future welfare benefits pursuant to the terms of the Retiree Settlement Agreement.
7.	Pursuant to the terms of the Plan and the Monsanto Settlement Agreement, Pharmacia will receive a limited indemnity from Reorganized Solutia and a limited release from (a) the Debtors, Reorganized Solutia and their respective Estates for claims arising prior to the Effective Date, (b) Holders of Claims or Equity Interests for claims arising prior to the Effective Date (with the exception of Legacy Liabilities for the Shared Sites and Legacy Sites, Tort Claims, NRD Claims and governmental Claims), and (c) the Retirees’ Committee, its members and professionals, for Claims relating to “retiree benefits” as defined in section 1114(a) of the Bankruptcy Code. See Section X.B of the Plan and Section 5.02 of the Monsanto Settlement Agreement.
8.	As described herein, Solutia has moved to subordinate the Dickerson Claim pursuant to section 510(b) of the Bankruptcy Code. Solutia has not sought to subordinate any other proofs of claim to the level of Equity Interests. For a more detailed discussion of the Dickerson Claim and its potential to impact creditor and equity recoveries, see Section VII.B of this Disclosure Statement.
9.	Holders of Equity Interests (other than Holders of Old Common Stock in Solutia) must convert their Equity Interests into Old Common Stock to participate in the Distributions provided hereunder.
     3. The Rights Offerings
     In furtherance of the restructuring, Solutia also proposes to raise new equity capital through two rights offerings to be implemented under the Plan.
     The Creditor Rights Offering
     Through the Creditor Rights Offering, Solutia intends to raise $250 million in new equity capital through (1) the proposed sale of 15,936,703 shares of New Common Stock to participating eligible general unsecured creditors and noteholders, on a pro rata basis, at an exercise price of $13.33, which represents a 33.33% discount to the implied $20.00 per share value of New Common Stock and (2) up to 2,812,359 shares of New Common Stock offered to the Backstop Investors under the Creditor Rights Offering also at an exercise price of $13.33 per share in addition to any shares of New Common Stock purchased pursuant to the backstop commitment agreement dated as of October 15, 2007 between Solutia and the Backstop Investors (the “Backstop Commitment Agreement”). If any of the eligible creditors or noteholders do not subscribe for all of their pro rata allocation of the shares of New Common Stock for which they are entitled to subscribe, other eligible creditors or noteholders may elect to subscribe for the unsubscribed for shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing creditor may purchase will be reduced on a pro rata basis based on the allowed amount of the creditor’s claim. If there are any unsubscribed shares of New Common Stock on the Creditor Rights Offering expiration date, the Backstop Investors have agreed to purchase these shares. In exchange for their agreement to backstop the Creditor Rights Offering, the Backstop Investors will receive a fee of up to $6.25 million, provided that Solutia enters into a definitive agreement for exit financing on terms consistent with those provided for in the Backstop Commitment Agreement by December 31, 2007, and the right to purchase the 2,812,359 shares of New Common Stock referred to above. If Solutia does not obtain exit financing on terms consistent with those provided for in the Backstop Commitment Agreement by December 31, 2007, Solutia has agreed with the Backstop Investors that Solutia may extend the term of the Backstop Commitment Agreement to March 31, 2008 in exchange for an extension fee in the amount of $3,125,000. If the extension fee is paid, the total fees paid to the Backstop Investors would be $7.5 million.
     Of the $250 million of equity proceeds, $175 million of the proceeds from the Creditor Rights Offering will be used to fund a retiree trust, which will qualify as a Voluntary Employees’ Beneficiary Association (VEBA) trust. Funds from this trust will be used to reimburse Solutia for the retiree welfare benefits for certain of Solutia’s retirees. The remaining $75 million will be contributed to SFC LLC, a special purpose, tax-efficient, bankruptcy remote subsidiary of Solutia established for the purpose of funding certain environmental and other legacy liabilities retained by Solutia as a result of the allocation of such liabilities by Solutia and Monsanto between themselves (“Funding Co.”).
     The Equity Rights Offering
     Through the Equity Rights Offering, holders of at least 11 shares of the Old Common Stock will be entitled to purchase, on a pro rata basis, 10,157,500 shares of New Common Stock for an exercise price of $17.23 per share. If any of the eligible stockholders do not subscribe for all of their pro rata allocation of the shares of New Common Stock for which they are entitled to subscribe, other eligible stockholders may elect to subscribe for the unsubscribed for shares. If the total number of shares subscribed for in this oversubscription option exceeds the number of shares being offered, the number of shares that such oversubscribing stockholders may purchase will be reduced on a pro rata basis. Solutia will apply all of the proceeds that it receives from the Equity Rights Offering to fund its obligation to Monsanto. If the proceeds received by Solutia from the Equity Rights Offering are less than $175 million, in satisfaction of its obligations to Monsanto, Solutia will (i) pay to Monsanto all of the proceeds from the Equity Rights Offering and (ii) issue to Monsanto any shares of New Common Stock that are not subscribed for in the Equity Rights Offering.
     All of the proceeds from the Equity Rights Offering will be paid by Solutia to Monsanto on the Effective Date in connection with the settlement of its claims. The Plan further provides that each holder of at least 24 shares of Old Common Stock will be entitled to receive its pro rata share of five-year warrants to purchase up to 7.5% of the New Common Stock at an exercise price of $29.70 per share pursuant to the terms of a warrant agreement.
     Solutia has filed a registration statement on Form S-3 for any shares of New Common Stock to be sold to the Backstop Investors through the Creditor Rights Offering, such that the Backstop Investors will be able to trade the shares of New Common Stock when such related registration statement becomes effective. In addition, the registration statement on Form S-3 also registers shares of New Common Stock for resale if any New Common Stock is distributed to Monsanto if the Equity Rights Offering (as described above) is not fully subscribed.
     4. Conditions Precedent to the Effectiveness of the Plan
     The Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to the Plan:
(i)	The Confirmation Order must (a) be in form and substance reasonably acceptable to the Stakeholders, (b) be consistent with the conditions to the Confirmation Order, and (c) have been entered by the Bankruptcy Court.

(ii)	All actions, documents, instruments, and agreements necessary to implement and effectuate the Plan, including the new certificate of incorporation and new by-laws of the Reorganized Solutia and other Plan Documents, shall have been taken or executed and delivered (as applicable), and each agreement shall be reasonably acceptable to Monsanto and the Creditors’ Committee.

(iii)	The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan.

(iv)	The initial boards of directors of the Reorganized Debtors shall have been appointed.

(v)	The Debtors shall have entered into the Exit Facility Financing reasonably acceptable to the Creditors’ Committee and Monsanto.

(vi)	The Retiree Approval Order shall have become a Final Order.

(vii)	If the issuance or distribution of any New Common Stock to Monsanto under the Plan is subject to notification requirements under the HSR Act, any waiting period relating to such notification shall have expired or otherwise been terminated.

(viii)	The Disputed General Unsecured Claims Reserve shall have been established and all unliquidated General Unsecured Claims shall have been estimated for Distribution purposes pursuant to section 502(c) of the Bankruptcy Code, disallowed or fixed by an agreement between the Debtors and any relevant Holders of General Unsecured Claims, which agreement shall have been approved by the Bankruptcy Court.

(ix)	The Confirmation Order shall have become a Final Order.

(x)	The Chocolate Bayou Settlement shall have been executed and shall have received all necessary approvals.

(xi)	The Monsanto Settlement Agreement shall have received all necessary approvals.

(xii)	The Creditor Rights Offering shall have been fully funded, and from the proceeds of the Creditor Rights Offering, $175 million shall have been used to fund the Retiree Trust (as defined in the Retiree Settlement Agreement) and $75 million shall have been used to fund Funding Co.

(xiii)	The order of the Bankruptcy Court, which may be included in the Confirmation Order, approving the Global Settlement shall have become a Final Order.

(xiv)	The Equity Committee Adversary Proceeding, including any appeals related thereto, shall have been dismissed or withdrawn with prejudice.

(xv)	The Prepetition Indenture Trustee Adversary Proceeding, including any appeals related thereto, shall have been dismissed or withdrawn with prejudice.
     Each of the Debtors, Monsanto, Pharmacia (solely with respect to provisions directly affecting Pharmacia), the Prepetition Indenture Trustee (solely with respect to provisions directly affecting the Prepetition Indenture Trustee, the 2027 Notes or the 2037 Notes), the Creditors’ Committee, and the Retirees’ Committee (solely with respect to Section IX.B.12 of the Plan), may waive, with the consent of each of such other parties, one or more of the conditions described above. Solutia currently expects the Effective Date to occur in early 2008.

     5. Injunctions, Releases, Exculpation and Discharge
     Injunctions
     Subject to the occurrence of the Effective Date and the exceptions expressly set forth in the Plan, the Confirmation Order permanently enjoins all persons (including Monsanto and Pharmacia) who currently hold or may hold a claim (as defined in section 101(5) of the Bankruptcy Code) or equity interest in the Debtors from taking any of the following actions: (a) commencing, conducting or continuing any suit, action or other proceeding against any or all of the Debtors or Reorganized Debtors, or their property or assets, (b) enforcing, levying, attaching, collecting or otherwise recovering any judgment, award, decree or order against any or all of the Debtors, the Reorganized Debtors or their property or assets, (c) creating, perfecting or enforcing any lien against any or all of the Debtors, the Reorganized Debtors or their property or assets, (d) exercising any setoff, right of subrogation or recoupment against any debt, liability or (e) proceeding in any manner that does not comply with or is inconsistent with the provisions of the Plan.
     Releases
     Subject to certain exceptions expressly set forth in the Plan, as of the Effective Date, each holder of a claim or equity interest in the Debtors shall be deemed to forever release, waive and discharge all claims or equity interests, demands, debts, rights, causes of action or liabilities that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date relating to the Debtors, the Chapter 11 Cases, the Plan, the related disclosure statement or any employee benefit plans administered by or on behalf of Solutia, or any Legacy Claim or Legacy Site Claims or other obligations assumed by Solutia in connection with the Solutia Spin-off (but excluding claims for Environmental Liability which are related to Retained Sites or Shared Sites) against (a) the current or former representatives, directors, officers and employees of the Debtors, (b) the Debtors’ agents, advisors and professionals, in each case in their capacity as such, (c) the current and former members of the Creditors’ Committee and the advisors and attorneys for the Creditors’ Committee, in each case in their capacity as such, (d) the current and former members of the Ad Hoc Trade Committee and the advisors and attorneys for the Ad Hoc Trade Committee, in each case in their capacity as such, (e) the current and former members of the Ad Hoc Notes Committee and the advisors and attorneys for the Ad Hoc Notes Committee, in each case in their capacity as such, (f) the current and former members of the Equity Committee and the advisors and attorneys for the Equity Committee, in each case in their capacity as such, (g) the current and former members of the Retirees’ Committee and the advisors and attorneys for the Retirees’ Committee, in each case in their capacity as such, (h) the Backstop Investors, their affiliates, representatives and advisors, in each case in their capacity as such , (i) the Prepetition Indenture Trustee and the advisors and attorneys for the Prepetition Indenture Trustee, in each case in their capacity as such, (j) Monsanto, (k) Pharmacia, and (l) the respective affiliates and current or former representatives, officers, directors, employees, agents, members, direct and indirect shareholders, advisors, employee benefit plans, attorneys and professionals of the foregoing, in each case in their capacity as such.
     In addition, subject to the terms of the Retiree Settlement Agreement, as of the Effective Date, the Retirees’ Committee, its members and professionals, the retirees and each of their respective officers, directors, employees, heirs, executors, administrators successors and assigns (collectively, the “Retiree Parties”) shall be deemed to have released and discharged the Debtors, Monsanto, Pharmacia, any employee benefit plans of Monsanto or Pharmacia, and their respective officers, directors, employees, affiliates, successors, assigns, representatives, agents, advisors and professionals (collectively, the “Released Parties”) from, and the Confirmation Order and the Retiree Settlement Order shall operate as an injunction against, the commencement or continuation of any action, the employment of process, or any act to collect, recover or offset, any claim and any “debt” (as defined in section 101(12) of the Bankruptcy Code) related to “retiree benefits” (as defined in section 1114(a) of the Bankruptcy Code) that the Retiree Parties had, have or may have against the Released Parties.
     Exculpation and Limitation of Liability
     Except as provided in the Plan or the Confirmation Order, none of the Debtors, Monsanto, Pharmacia, the Creditors’ Committee nor the current or former individual members thereof, the Retirees’ Committee nor the current individual members thereof, the Ad Hoc Trade Committee nor the current individual members thereof, the Ad Hoc Notes Committee nor the current individual members thereof, the Prepetition Indenture Trustee, the Backstop Investors, their affiliates, representatives and advisors, the

Equity Committee nor the current individual members thereof, nor any of their respective present members, representatives, officers, directors, shareholders, employees, advisors, attorneys, affiliates or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any holder of a claim or an equity interest, or any other party in interest, or any of their respective agents, direct or indirect shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, criminal conduct, misuse of confidential information that causes damages, fraud, ultra vires acts or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.
     Discharge of Claims and Termination of Equity Interests
     Except as otherwise provided in the Plan, the Plan Documents or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded under the Plan and the treatment of all claims and equity interests in the Debtors shall be in exchange for and in complete satisfaction, discharge and release of such claims and equity interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against any Debtor or any of their assets or properties, (2) on the Effective Date, all such claims and equity interests in any Debtor shall be satisfied, discharged and released in full and (3) all persons and entities shall be precluded from asserting against the Reorganized Debtors and their respective successors or their assets or properties any other or further such claims or equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
Securities to be Issued under the Plan
     On the Effective Date, the outstanding shares of the Old Common Stock will be cancelled. The authorized capital stock of the Reorganized Solutia will consist of 500,000,000 shares of New Common Stock and 100,000,000 shares of preferred stock. Pursuant to the Plan:
     (i) 29,024,446 shares of New Common Stock will be issued to Solutia’s general unsecured creditors and noteholders who hold the 2027 Notes and 2037 Notes;
     (ii) 1,221,492 shares of New Common Stock will be contributed to a trust for the benefit of Debtors’ retirees;
     (iii) 597,500 shares of New Common Stock, representing 1% of the total New Common Stock, will be issued to holders of at least 175 shares of Old Common Stock;
     (iv) up to 18,749,062 shares of New Common Stock will be sold to general unsecured creditors and noteholders pursuant to the Creditors Rights Offering, which will be backstopped by the Backstop Investors who will also have the option of purchasing up to 2,812,359 of such shares of New Common Stock underlying the Creditor Rights Offering; and
     (v) 10,157,500 shares of New Common Stock, or 17% of the total New Common Stock, will be sold pursuant to the Equity Rights Offering to holders of at least 11 shares of Old Common Stock.
     In addition, pursuant to the terms of the Plan, 4,481,250 shares of New Common Stock will be reserved for issuance upon exercise of the Warrants, and an additional 8,150,000 shares of Common Stock will be reserved for issuance under the 2007 Management Long-Term Incentive Plan and 2007 Non-Employee Director Stock Compensation Plan of the Reorganized Solutia.

Certain Information Regarding Assets and Liabilities of Solutia
     Information regarding the assets and liabilities of Solutia as of the most recent practicable date is hereby incorporated by reference to Solutia’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 filed with the Securities and Exchange Commission on November 6, 2007.
ITEM 7.01. REGULATION FD DISCLOSURE
     Pursuant to the procedures for the Creditor Rights Offering, any eligible creditor or stockholder who intended to exercise the rights must complete the rights exercise form by indicating the total number of shares that such participant wanted to exercise, which should include the initial pro rata number of shares that a participant was entitled to subscribe for (the “Basic Right”) plus any additional shares that such participant wished to subscribe for if the Creditor Rights Offering was undersubscribed (the “Oversubscription Right”), and return it to the subscription agent by 5:00 p.m., Eastern time, on November 30, 2007 (the “Submission Deadline”). Based on the preliminary indications of interest contained in the exercise forms received by the Submission Deadline, the participants in the Creditor Rights Offering have indicated interests to purchase a total of 42,246,264 shares of New Common Stock (including 14,255,624 shares of New Common Stock to be purchased pursuant to the Basic Rights and 27,990,640 shares of New Common Stock to be purchased pursuant to the Oversubscription Rights), exceeding the 15,936,703 shares of New Common Stock reserved for issuance to the participants in the Creditor Rights Offering in connection with their exercise of the rights. However, any preliminary indication of interest contained in the exercise form is non-binding and therefore, the actual number of shares of New Common Stock to be purchased by the Credit Rights Offering participants may differ significantly from the number described above. The Backstop Investors have agreed to purchase any unsubscribed shares of New Common Stock in the Creditor Rights Offering.
     In accordance with the terms of the Creditor Rights Offering procedures approved by the Bankruptcy Court, Solutia will deliver an invoice to Creditor participant in the Creditor Rights Offering indicating the total number of shares of New Common Stock such participant has subscribed for, the amount owed for such shares and the payment instructions (including the payment deadline) for the shares. Upon receiving the subscription invoice setting forth the total exercise price, if a participant still intends to purchase the shares of New Common Stock subscribed for, such participant must arrange for payment of the total exercise price to the subscription account, either by wire transfer or certified check or bank check to be received by the subscription agent on or prior to the payment deadline.
Cautionary Statement Regarding Forward-Looking Statements
     Certain statements contained in this Current Report on Form 8-K and the documents incorporated by reference into this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Some of the key factors that could cause actual results to differ from our expectations include: our ability, following our emergence from bankruptcy to successfully implement all of the post-emergence aspects of our plan of reorganization; our ability to reduce our overall leveraged position; the potential adverse impact of our Chapter 11 filing on our operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; our ability to comply with the terms of our financing facilities or to increase, extend or refinance the facilities; customer and vendor response to our Chapter 11 proceeding; general economic, business and market conditions; currency fluctuations; interest rate fluctuations; price increases or shortages of raw materials and energy; disruption of operations; exposure to product liability and other litigation, environmental remediation obligations and other environmental liabilities; lower prices for our products or a decline in our market share due to competition or price pressure by customers; ability to implement cost reduction initiatives in a timely manner; ability to divest existing businesses; efficacy of new technology and facilities; limited access to capital resources; changes in U.S. and foreign laws and regulations; geopolitical instability; and changes in pension and other post-retirement benefit plan assumptions. These and other important factors, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
     Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in, or incorporated by reference into, this prospectus are made only as of their respective dates. We do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

Exhibit Number	Description
2.1	Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (As Modified).

2.2	Plan Supplement to Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.1 of Solutia’s Current Report on Form 8-K filed on November 20, 2007).

2.2	Debtors’ Fifth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.1 of Solutia’s Current Report on Form 8-K filed on October 25, 2007).

99.1	Press Release dated November 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: December 5, 2007

SOLUTIA INC.

By:	/s/Rosemary L. Klein

	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (As Modified).

2.2	Plan Supplement to Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.1 of Solutia’s Current Report on Form 8-K filed on November 20, 2007).

2.2	Debtors’ Fifth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (incorporated herein by reference to Exhibit 99.1 of Solutia’s Current Report on Form 8-K filed on October 25, 2007).

99.1	Press Release dated November 29, 2007.